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                                                            EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 2, 2000, except as to the reverse stock split described in Note 13 which is as of May 2, 2000, relating to the consolidated financial statements and financial statement schedule of Manufacturers' Services Limited, which appear in Manufacturers' Services Limited's Registration Statement on Form S-1, as amended.


/s/ PricewaterhouseCoopers LLP

July 27, 2000